UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

•	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01	Other Events

On November 22, 2011, Lexicon Pharmaceuticals, Inc. (the “Company”) commenced its previously announced rights offering (the “Rights Offering”) pursuant to which each stockholder of the Company will receive one non-transferable subscription right (each, a “Subscription Right”) for every share of Company common stock owned as of November 21, 2011, which was the record date for the Rights Offering (the “Record Date”). Each Subscription Right will entitle stockholders to purchase 0.427175 shares of common stock at a subscription price of $1.13 per share. On November 22, 2011, the Company commenced the mailing of a prospectus supplement, the accompanying prospectus and certain other ancillary documents relating to the Rights Offering to stockholders as of the Record Date. Such ancillary documents are filed as exhibits to this report and are incorporated herein by reference.
In connection with the Rights Offering, Vinson & Elkins L.L.P. delivered a legal opinion to the Company relating to the validity of the Subscription Rights and the shares of common stock issuable upon exercise of the Subscription Rights and payment of consideration therefor. Such opinion is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
4.1	—	Form of Subscription Rights Certificate and Election Form
5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
99.1	—	Form of Instructions for Use of Subscription Rights Certificate and Election Form
99.2	—	Form of Letter to Record Stockholders
99.3	—	Form of Letter to Nominee Holders
99.4	—	Form of Letter to Clients of Nominee Holders
99.5	—	Form of Beneficial Owner Election Form
99.6	—	Form of Nominee Holder Certification

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: November 22, 2011	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
4.1	—	Form of Subscription Rights Certificate and Election Form
5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
99.1	—	Form of Instructions for Use of Subscription Rights Certificate and Election Form
99.2	—	Form of Letter to Record Stockholders
99.3	—	Form of Letter to Nominee Holders
99.4	—	Form of Letter to Clients of Nominee Holders
99.5	—	Form of Beneficial Owner Election Form
99.6	—	Form of Nominee Holder Certification